Exhibit 23




                    Consent of Independent Public Accountants
                    -----------------------------------------


        As independent public accountants, we hereby consent to the incorporation by reference of our reports dated November 1, 1996, included in or incorporated by reference into ThermoTrex Corporation's Annual Report on Form 10-K for the year ended September 28, 1996, into the Company's previously filed Registration Statement No. 33-47846 on Form S-1 (as amended on Form S-3), Registration Statement No. 33-45282 on Form S-8, Registration Statement No. 33-45284 on Form S-8, Registration Statement No. 33-52818 on Form S-8, Registration Statement No. 33-68654 on Form S-3, Registration Statement No. 33-69426 on Form S-3, Registration Statement No. 33-70512 on Form S-8, and Registration Statement No. 33-80891 on Form S-8.




                                                    Arthur Andersen LLP




   Boston, Massachusetts
   December 5, 1996